As filed with the Securities and Exchange Commission on December 22, 2016	Reg. No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-1642750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven A. Kriegsman

Chairman and Chief Executive Officer

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(310) 826-5648

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Dale E. Short

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

Telephone: (310) 789-1259

Facsimile: (310) 789-1459

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.001 per share	--(1)(2)	--	--	--
Preferred stock, $.01 par value per share	--(2)	--	--	--
Warrants	--(2)	--	--	--
Units	--(2)	--	--	--
Subtotal	--	--	$100,000,000(3)	$11,590
Common stock, par value $.001 per share	9,117,187 shares(1)(4)	$0.70(5)	$ 6,382,031(5)	$ 739.68(6)
Common stock, par value $.001 per share	19,397,884 shares(1)(4)	$0.5055(5)	$ 9,805,631(5)	$ 1,136.47(6)
Total	--	--	$116,187,662(3)	$13,466.15(7)

(1)	Each share of common stock will be accompanied by one Series A Junior Participating Preferred Stock Purchase Right that trades with the common stock. The value, if any, attributable to this right is reflected in the market price of the common stock. Prior to the occurrence of certain events, none of which has occurred as of the date of this registration statement, the rights will not be exercisable or evidenced separately from the common stock.

(2)	The securities referred to by this note (2) may be sold separately, together with other securities referred to by this note (2), or as units consisting of a combination of such securities. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D to Form S-3 under the Securities Act of 1933, the number of shares, warrants and units is not specified. There is being registered hereunder an indeterminate amount of common stock, preferred stock, warrants and units of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price per class of securities will be determined from time to time by the registrant in connection with the issuance of the securities. However, in no event will the maximum aggregate offering price of the securities referred to by this note (2) exceed $100,000,000 or such lesser aggregate amount permitted under General Instruction I.B.6 to Form S-3 under the Securities Act of 1933. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered hereunder and such indeterminate number of shares of common stock and preferred stock as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	Represents shares issuable upon exercise of outstanding warrants. The warrants were sold and issued under the registration statement on Form S-3 (Reg. No. 333-192597) declared effective on December 23, 2013, and the shares issuable upon exercise of the warrants were originally offered for sale under that prior registration statement. In accordance with Rule 416, there is also being registered hereunder such indeterminate number of additional shares of common stock as may become issuable upon exercise of the warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	The price is estimated in accordance with Rule 457(g) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the exercise price of the warrants.

(6)	The registration fee with respect to these shares was previously paid as described in note (4).

(7)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, $43,074,239 of the securities registered by this registration statement consist of unsold securities previously registered under the registration statement on Form S-3 (Reg. No. 333-192597) declared effective on December 23, 2013. Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $5,547.96 paid with respect to such unsold securities in connection with such previous registration statement is offset against the filing fee due hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under such previous registration statement will be deemed terminated as of the date of effectiveness of this registration statement.

Pursuant to Rule 429(a) under the Securities Act of 1933, as amended (the “Act”), the first prospectus included in this registration statement relating to the registrant’s primary offering is a combined prospectus relating to $200,000,000 of securities of the registrant, including $100,000,000 of securities which were registered and remain unsold under the registrant’s prior registration statement on Form S-3 (Reg. No. 333-208803) declared effective on January 19, 2016, as amended by post-effective amendment on June 8, 2016. Pursuant to Rule 429(b) under the Act, this registration statement, upon effectiveness, also constitutes a post-effective amendment to the prior registration statement, which post-effective amendment shall become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Act. If securities previously registered under the prior registration statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the combined prospectus herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as described below:

•	a “shelf registration prospectus” relating to the primary offering of up to $200,000,000 of securities of the registrant that the registrant may offer and sell in one or more transactions utilizing the shelf registration process described in the shelf registration prospectus; and

•	a “July 2016 warrants prospectus” relating to the continuous offering of up to 28,515,071 shares of common stock of the registrant issuable upon exercise of outstanding July 2016 warrants of the registrant.

The two prospectuses are substantively identical, except for the following principal differences:

•	they contain different outside front covers and back covers;

•	the shelf registration prospectus refers throughout to the registrant’s offer and sale of its securities in the primary offering described in the shelf registration prospectus, while the July 16 warrants prospectus refers throughout to registrant’s offer and sale of shares of common stock issuable upon exercise of the outstanding July 16 warrants;

•	the shelf registration prospectus contains an abbreviated “Risk Factors” section, while the July 16 warrants prospectus contain an expanded discussion of “Risk Factors Associated With Our Common Stock” and “Risk Factors Associated With This Offering”;

•	the shelf registration prospectus contains no “Dilution” section, as does the July 2016 warrants prospectus;

•	the two prospectuses contain different “Use of Proceeds” sections;

•	the shelf registration prospectus contains a “Financial Ratio” section, while the July 2016 warrants prospectus does not;

•	the two prospectuses contain different “Plan of Distribution” sections; and

•	the shelf registration prospectus contains “The Securities That We May Offer,” “Description of Capital Stock,” “Description of Warrants” and “Description of Units” sections, while the July 2016 warrants prospectus contains a “Description of Capital Stock” section and a “Description of Warrants” section, which includes a description of the July 2016 warrants.

The registrant has included in this registration statement, after the shelf registration prospectus, the July 2016 warrants prospectus reflecting the foregoing principal differences from the shelf registration prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, December 22, 2016

PROSPECTUS

$200,000,000

We may offer and sell from time to time up to $200,000,000 in the aggregate of shares of our common stock, shares of our preferred stock and warrants in amounts, at prices and on terms that we will decide at the time of the offering. These securities may be offered and sold separately, together or as units with other securities. Each share of our common stock to be offered and sold is accompanied by one Series A Junior Participating Preferred Stock Purchase Right that trades with our common stock.

We will provide the specific terms of these offers and sales in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplement carefully before you invest.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CYTR.” On December 21, 2016, the last reported sale price of our common stock was $0.40 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $           million, calculated based upon                      shares of outstanding common stock held by non-affiliates and a per share price of $                  , the closing sale price of our common stock as reported on The NASDAQ Capital Market on                                , 201     (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may offer securities directly to investors or through agents, underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names and any applicable purchase prices, fees, commissions or discount arrangements will be set forth in the prospectus supplement.

An investment in our securities involves significant risks. Before purchasing any securities, you should consider carefully the risks referred to under “Risk Factors” on page 2 of this prospectus and in the prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 201

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (Reg. No. 333-                            ) utilizing the “shelf registration” process that we filed with the Securities and Exchange Commission, or the “SEC,” to permit us to offer and sell the securities described in this prospectus in one or more transactions. The plan of distribution of the securities is described in this prospectus under the heading “Plan of Distribution.”

As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in the prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Certain Documents by Reference.” We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and in the prospectus supplement. We are offering the securities only in jurisdictions where offers are permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or in the prospectus supplement may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the biotechnology sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and in any prospectus supplement and under the captions “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and the prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should consider carefully all of the factors set forth or referred to in this prospectus and in the prospectus supplement that could cause actual results to differ.

INDUSTRY DATA

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those referred to under “Risk Factors” on page A-2 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

TRADEMARKS

CytRx is one of our trademarks used in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus sometimes appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names.

ABOUT CYTRX

CytRx Corporation (“we,” “us,” “our” or the “Company”) is a biopharmaceutical research and development company specializing in oncology. We currently are focused on the clinical development of aldoxorubicin, our modified version of doxorubicin. We are also developing new anti-cancer drug conjugates that utilize our Linker Activated Drug Release (LADRTM ) technology.

We are a Delaware corporation, incorporated in 1985. Our corporate offices are located at 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, and our telephone number is (310) 826-5648. Our web site is located on the worldwide web at http://www.cytrx.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, as well as the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities being offered by this prospectus. Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including research and development and possible pre-commercialization activities relating to our product candidates and new drug discovery activities. General corporate purposes also may include repayment of existing or future indebtedness, funding of capital expenditures and payments in connection with possible future acquisitions and strategic investments.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings, if any, to combined fixed charges and preference dividends for each of the periods presented:

	Year Ended December 31					Nine Months Ended September 30, 2016
	2011	2012	2013	2014	2015
Ratio of earnings to combined fixed charges and preference dividends		—	—	—	—	—
Deficiency of earnings available to cover fixed charges and preferred dividends	(a)	(b)	(c)	(d)	(e)	(f)

(a)	Earnings in the fiscal year ended December 31, 2011 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $14.2 million.
(b)	Earnings in the fiscal year ended December 31, 2012 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $17.9 million.
(c)	Earnings in the fiscal year ended December 31¸ 2013 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $47.2 million.
(d)	Earnings in the fiscal year ended December 31, 2014 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $30.0 million.

(e)	Earnings in the year ended December 31, 2015 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $58.6 million.
(f)	Earnings in the nine months ended September 30, 2016 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $41.1 million.

The ratio is computed by dividing earnings by combined fixed charges and preference dividends. For this purpose, earnings are calculated as follows: (i) adding (a) net income (loss) from continuing operations before adjustment for any income or loss from any equity investees; (b) fixed charges; (c) amortization of any capitalized interest; (d) any distributed income of any equity investees; and (e) our share of any pre-tax losses of any equity investees for which charges arising from guarantees are included in fixed charges; and (ii) subtracting from such sum (a) any interest capitalized; (b) any preferred security dividend requirements of any consolidated subsidiaries; and (c) any non-controlling interest in the pre-tax income (loss) of any subsidiaries that have not incurred fixed charges. Equity investees, if any, are investments that we account for using the equity method of accounting.

Fixed charges consist of that portion of rental expense associated with certain facility and equipment leases considered to be a reasonable estimate of the interest factor. We did not pay or accrue any preference dividends for the periods presented.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and have agreed in the loan and security agreement relating to our term loans not to pay any cash dividend on any class of our stock. Accordingly, we do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and other relevant factors.

THE SECURITIES THAT WE MAY OFFER

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.01 per share;

●	warrants to purchase our common stock or preferred stock; and

●	any combination of the securities listed above, separately or as units, each on terms to be determined at the time of sale.

The common stock, preferred stock, warrants and units collectively are referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

DESCRIPTION OF CAPITAL STOCK

As of September 30, 2016, our authorized capital stock consisted of 250,000,000 shares of common stock, $0.001 par value per share, of which 96,943,072 shares were outstanding, and 5,000,000 shares of preferred stock, $0.01 par value per share, none of which was outstanding.

The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our restated bylaws, which are filed with or incorporated by reference in the registration statement relating to this offering filed by us with the SEC. The summary below is also qualified by reference to the provisions of applicable Delaware corporation law.

Common Stock

Holders of our common stock are entitled to one vote per share on matters on which our stockholders vote, including with respect to the election of directors. Holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. See the section of this prospectus entitled “Dividend Policy” for further information. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to holders of any then-outstanding preferred stock are paid. No shares of preferred stock will be outstanding immediately after the closing of this offering. All shares of common stock that are outstanding as of the date of this prospectus supplement are, and all shares we are selling in this offering, upon their issuance and sale, will be, fully-paid and nonassessable. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions with respect to our common stock.

Preferred Stock

We are currently authorized to issue 5,000,000 shares of preferred stock, of which 25,000 shares have been designated as Series A Junior Participating Preferred Stock and 3,900 shares have been designated as Series B Convertible Preferred Stock, of which 3,108 shares are currently outstanding. We have reserved all of the shares of our Series A Junior Participating Preferred Stock for issuance upon the exercise of the rights under our Shareholder Protection Rights Agreement described below.

Our board of directors has the authority to issue shares of our authorized preferred stock in one or more series and to fix the rights of each series. These rights may include dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms, and the number of shares that constitute any series. The board of directors may exercise this authority without any further action by our stockholders.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more current reports on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period, payment date or dates and method of calculation of dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities or other securities of ours, and, if applicable, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted, and the exchange period;

●	voting rights, if any;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuances of any class or series of preferred stock ranking senior or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or limitations of, or restrictions on, the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The laws of the State of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

We believe the power to issue preferred stock will provide our board of directors with flexibility in connection with certain possible corporate transactions. The issuance of preferred stock, however, could adversely affect the voting power of holders of our common stock, restrict their rights to receive payment upon liquidation, and have the effect of delaying, deferring, or preventing a change in control which may be beneficial to our stockholders.

Anti-Takeover Measures

Delaware Law

Section 203 of the Delaware General Corporation Law is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or by-laws, effective 12 months after adoption. Our amended and restated certificate of incorporation and by-laws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Charter and By-Law Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our amended and restated certificate of incorporation and restated by-laws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

●	our restated by-laws classify the board of directors into three classes with staggered three-year terms;

●	under our restated by-laws, our board of directors may enlarge the size of the board and fill the vacancies;

●	our restated by-laws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;

●	stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice; and

●	our restated by-laws provide that special meetings of stockholders may only be called by our board of directors or by an officer so instructed by our board.

Our restated by-laws also provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to us or our stockholders;

●	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or

●	any action asserting a claim governed by the internal affairs doctrine.

Our restated by-laws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision.

Shareholder Protection Rights Agreement

Our board of directors adopted a Shareholder Protection Rights Agreement, or Rights Agreement, dated April 16, 1997, as amended, between us and American Stock Transfer & Trust Co., as Rights Agent. The Rights Agreement will expire on April 16, 2022, unless renewed or extended by our board of directors. A series of our preferred stock, designated as Series A Junior Participating Preferred Stock, par value $0.01 per share, was created in accordance with the Rights Agreement. The Rights Agreement is designed to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transactions, and to prevent an acquirer from gaining control of us without offering a fair and adequate price and terms to all of our stockholders. As such, the Rights Agreement is intended to enhance our board of directors’ ability to protect stockholder interests and help to assure that stockholders receive fair and equal treatment in the event any proposed takeover of CytRx is made in the future. Pursuant to the Rights Agreement, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock. The preferred stock purchase rights are attached to, and trade with, our common stock. The purchase rights are exercisable only upon the occurrence of certain triggering events described in the Rights Agreement.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

DESCRIPTION OF WARRANTS

We may offer and issue warrants to purchase shares of our common stock or preferred stock. The warrants may be issued independently or as a part of units consisting of shares of our common stock or preferred stock and warrants to purchase additional shares of our common stock or preferred stock. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

The prospectus supplement will describe the following terms of warrants to purchase our common stock, preferred stock or debt securities to the extent applicable:

●	the title of the warrants;

●	the common stock or preferred stock for which the warrants are exercisable;

●	the price at which the warrants will be issued and the exercise price of the warrants;

●	the aggregate number of warrants offered;

●	the number of shares of common stock or preferred stock that may be purchased upon the exercise of each warrant;

●	whether the warrants are being offered separately or as a part of units consisting of shares of our common stock or preferred stock and warrants to purchase additional shares of our common stock or preferred stock;

●	the terms of any right by us to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

●	the procedures for exercising the warrants;

●	the terms on which the warrants may be amended;

●	the terms of any adjustments in the warrant exercise price and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock;

●	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

●	the maximum or minimum number of warrants which may be exercised at any time; and

●	the material United States federal income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase common stock or preferred stock will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may offer and issue units that consist of shares of our common stock or preferred stock and warrants to purchase additional shares of our common stock or preferred stock. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one share of our common stock or preferred stock and one warrant to purchase an additional share of our common stock or preferred stock at a specified price. The holder of a unit will also hold each of the securities that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our common stock, preferred stock, and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

●	the price of each unit;

●	the securities comprising each unit;

●	the exercise price of the warrants comprising part of the units;

●	the aggregate number of units offered;

●	the number of shares of common stock or preferred stock that may be purchased upon the exercise of each warrant comprising part of a unit;

●	the terms of any right by us to redeem any of the securities comprising the units;

●	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

●	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

●	the terms on which the units or warrants forming part of the units may be amended;

●	with respect to preferred stock forming part of the units, the other matters listed above under “Description of Capital Stock—Preferred Stock”;

●	with respect to warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

●	the material United States federal income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors; or

●	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including.

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute the securities from time to time in one or more transactions;

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the securities on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers such as us that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and may obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

Information about us is also available at our website at www.cytrx.com; however, information on our website is not incorporated into this prospectus and is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 10, 2016, July 29, 2016 and November 9, 2016, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2016, January 7, 2016, January 11, 2016, February 9, 2016, February 11, 2016, March 11, 2016, May 11, 2016, May 27, 2016, June 1, 2016, June 7, 2016, June 11, 2016, June 14, 2016, July 15, 2016, July 29, 2016, August 26, 2016, October 19, 2016, November 9, 2016, November 19, 2016, November 29, 2016, December 2, 2016, December 14, 2016 and December 19, 2016, respectively;

●	the description of our securities as described in our Registration Statement on Form 8-A filed with the SEC (File No. 0 15327) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 17, 1987, and any amendment or report filed for the purpose of updating any such description; and

●	the description of our Series A Junior Participating Preferred Stock Purchase Rights as described in our Registration Statement on Form 8-A filed under the Exchange Act on April 17, 1997 (File No. 000 15327), and any amendment or report filed for the purpose of updating any such descriptions.

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the registration statement of which this prospectus is a part and prior to the termination of this offering (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K).

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may obtain a copy of the foregoing documents from us without charge by writing or calling us at the following address and telephone number: 11726 San Vicente Blvd., Suite 650 Los Angeles, California 90049, Attention: Corporate Secretary; (310) 826-5648.

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon for us by TroyGould PC, Los Angeles, California. TroyGould PC and some of its attorneys own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock.

EXPERTS

The financial statements and schedule as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO, USA, LLP, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of our internal control over financial reporting as of December 31, 2015), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$200,000,000

The date of this prospectus is                     , 201

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, December 22, 2016

PROSPECTUS

28,515,071 Shares of Common Stock

Issuable Upon Exercise of July 2016 Warrants

This prospectus relates to shares of our common stock issuable upon the exercise of our outstanding July 2016 warrants. The July 2016 warrants were offered and sold by us pursuant to a prospectus supplement dated July 15, 2016 and a related base prospectus dated June 8, 2016. The prospectus supplement and base prospectus also covered the offer and sale by us of the shares of our common stock underlying the July 2016 warrants. The ongoing offer for sale by us of the shares of our common stock issuable upon exercise of the July 2016 warrants is being made pursuant to this prospectus. The July 2016 warrants are exercisable until July 20, 2017 at a current exercise price of $0.70 per share of our common stock, subject to adjustment in events specified in the July 2016 warrants.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CYTR.” On December 21, 2016, the last reported sale price of our common stock was $0.40 per share.

We may offer securities directly to investors or through agents, underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names and any applicable purchase prices, fees, commissions or discount arrangements will be set forth in the prospectus supplement.

An investment in our shares involves a high degree of risk. Before purchasing any shares, you should consider carefully the risks described under “Risk Factors” beginning on page B-3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 201

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (Reg. No. 333-                ) that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Certain Documents by Reference.” We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering the securities only in jurisdictions where offers are permitted. You should not assume that the information in this prospectus is accurate at any date other than the date indicated on the cover page of this prospectus.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or in the prospectus supplement may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the biotechnology sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and under the captions “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our shares, you should consider carefully all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

INDUSTRY DATA

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those referred to under “Risk Factors” on page B-3 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

TRADEMARKS

CytRx is one of our trademarks used in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus sometimes appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our common stock. This prospectus includes or incorporates by reference information about the securities we are offering, as well as information regarding our business and detailed financial data. Before making an investment decision, you should read this prospectus and the information incorporated by reference herein in their entirety, including “Risk Factors” beginning on page B-3 of this prospectus.

Company Overview

CytRx Corporation (“we,” “us,” “our” or the “Company”) is a biopharmaceutical research and development company specializing in oncology. We currently are focused on the clinical development of aldoxorubicin, our modified version of doxorubicin. We are also developing new anti-cancer drug conjugates that utilize our Linker Activated Drug Release (LADRTM ) technology.

We are a Delaware corporation, incorporated in 1985. Our corporate offices are located at 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, and our telephone number is (310) 826-5648. Our web site is located on the worldwide web at http://www.cytrx.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

The Offering

The June 2016 warrants were sold and issued in our public offering completed on July 20, 2016. See the “Plan of Distribution” section in this prospectus for more information regarding this offering.

Issuer	CytRx Corporation

Shares offered by us	28,515,071 shares of our common stock issuable upon exercise of our outstanding July 2016 warrants

Shares outstanding	96,943,072 shares as of September 30, 2016, excluding 43,996,970 shares subject to outstanding stock options and warrants, including the July 2016 warrants

Shares outstanding following this offering	125,458,143 shares assuming all July 2016 warrants are exercised in full and without giving effect to any other issuances of common stock subsequent to September 30, 2016

Use of proceeds	We intend to use the net proceeds of any exercises of the July 2016 warrants pursuant to this offering to augment our working capital and for general corporate purposes

Trading	Our common stock is traded on The NASDAQ Capital Market under the symbol “CYTR”

RISK FACTORS

Investing in our common stock involves significant risks. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, as well as the factors discussed below.

Risks Associated With Our Common Stock

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share that you may pay for the shares of our common stock offered hereby. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share that you may pay for the shares of our common stock offered hereby.

We may experience volatility in our stock price, which may adversely affect the trading price of our common stock.

The market price of our common stock has ranged from a low of $0.41 per share to a high of $3.66 per share during the 52 weeks ending December 12, 2016, and it may continue to experience significant volatility from time to time. Factors that may affect the market price of our common stock include the following:

•	announcements of interim or final results of our clinical trials or our drug discovery activities;

•	announcements of regulatory developments or technological innovations by us or our competitors;

•	changes in our relationship with our licensors and other strategic partners;

•	our quarterly operating results;

•	litigation involving or affecting us;

•	shortfalls in our actual financial results compared to our guidance or the forecasts of stock market analysts;

•	developments in patent or other technology ownership rights;

•	acquisitions or strategic alliances by us or our competitors;

•	public concern regarding the safety of our products; and

•	government regulation of drug development and commercialization.

Our common stock may be delisted from The NASDAQ Capital Market.

On August 24, 2016, we received notice from The NASDAQ Capital Market (“Nasdaq”) that the closing bid price for our common stock had been below $1.00 for the previous 30 consecutive business days, and that we are therefore not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notice indicates that we will have 180 calendar days, or until February 21, 2017, to regain compliance with this requirement.

We can regain compliance with the $1.00 minimum bid listing requirement if the closing bid price of our common stock is at least $1.00 for a minimum of ten consecutive business days during the 180-day compliance period. If we do not regain compliance during the initial compliance period, we may be eligible for additional time to regain compliance. To qualify, we will be required to meet the continued listing requirement for market value of our publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and will need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If we meet these requirements, we expect that Nasdaq will grant us an additional 180 calendar days to regain compliance with the minimum bid price requirement. If it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, we expect that Nasdaq will notify us that our common stock will be subject to delisting.

Our outstanding options and warrants and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of September 30, 2016, we had outstanding stock options to purchase 13,437,822 shares of our common stock at a weighted-average exercise price of $3.04 per share and outstanding warrants to purchase 30,559,148 shares of common stock at a weighted-average exercise price of $0.80 per share. Our outstanding options and warrants and any options and warrants that we may grant or issue in the future could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options and warrants can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options and warrants. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants will also dilute the ownership interests of our existing security holders.

We have registered with the SEC the resale by the holders of all or substantially all shares of our common stock issuable upon exercise of our outstanding options and warrants. The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock.

We cannot assure investors that our internal controls will prevent future material weaknesses.

As of December 31, 2015, we identified a control deficiency in our financial reporting process concerning a non-routine and unusual item that constituted a material weakness in our internal controls. Since then, we have performed a comprehensive review of significant and unusual transactions, and during the quarter ended September 30, 2016, we implemented new controls and strengthened existing controls over the identification and accounting for significant and unusual transactions. As of September 30, 2016, our management concluded that the controls were operating effectively and that the material weakness as of December 31, 2015 had been fully remediated. There can be no assurance, however, that the new controls will prevent the weakness from re-occurring in the future.

There also can be no assurance that we will not suffer from other material weaknesses in the future. If we fail to remediate these material weaknesses or fail to otherwise maintain effective internal controls over financial reporting in the future, such failure could result in a material misstatement of our annual or quarterly financial statements that would not be prevented or detected on a timely basis and which could cause investors and other users to lose confidence in our financial statements, limit our ability to raise capital and have a negative effect on the trading price of our common stock. Additionally, failure to remediate the material weaknesses or otherwise failing to maintain effective internal controls over financial reporting may also negatively impact our operating results and financial condition, impair our ability to timely file our periodic and other reports with the SEC, subject us to additional litigation and regulatory actions and cause us to incur substantial additional costs in future periods relating to the implementation of remedial measures.

We have been, and are currently, subject to legal or administrative actions that could adversely affect our our financial condition.

In December 2015 and January 2016, we announced that we had agreed to settle federal securities class actions and stockholder derivative lawsuits filed in 2014 against us and certain of our officers and directors. We and certain of our officers also are subject to a pending securities class action, and our directors are subject to a pending Delaware derivative action. Securities-related class action lawsuits and derivative litigation have often been brought against companies which experience volatility in the market price of their securities. This risk is especially relevant for biotechnology and biopharmaceutical companies such as ours, which often experience significant stock price volatility in connection with their drug development programs.

Although we carry director’s and officer’s and other liability insurance, we must pay the first legal fees and other litigation expenses incurred up to the application retention, or deductible, amounts under our insurance policies, and the insurance may not be sufficient to cover all of the liabilities that we may incur in connection with the pending or possible future legal actions. As a result, the pending legal proceedings and any future legal actions may adversely affect out financial condition.

Our anti-takeover measures may make it more difficult to change our management, or may discourage others from acquiring us, and thereby adversely affect stockholder value.

We have a stockholder rights plan and provisions in our restated by-laws, as amended, that are intended to protect our security holders’ interests by encouraging anyone seeking control of our company to negotiate with our board of directors. These provisions may discourage or prevent a person or group from acquiring us without the approval of our board of directors, even if the acquisition would be beneficial to our security holders.

We have a classified board of directors, which means that at least two stockholder meetings, instead of one, will be required to effect a change in the majority control of our board of directors. This applies to every election of directors, not just an election occurring after a change in control. The classification of our board increases the amount of time it takes to change majority control of our board of directors and may cause potential acquirers to lose interest in a potential purchase of us, regardless of whether our purchase would be beneficial to us or our security holders. The additional time and cost to change a majority of the members of our board of directors makes it more difficult and may discourage our existing security holders from seeking to change our existing management in order to change the strategic direction or operational performance of our company.

Our by-laws provide that directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock then entitled to vote at an election of directors. This provision prevents security holders from removing any incumbent director without cause. Our by-laws also provide that a stockholder must give us at least 120 days’ notice of a proposal or director nomination that such stockholder desires to present at any annual meeting or special meeting of security holders. Such provision prevents a stockholder from making a proposal or director nomination at a stockholder meeting without us having advance notice of that proposal or director nomination. This could make a change in control more difficult by providing our directors with more time to prepare an opposition to a proposed change in control. By making it more difficult to remove or install new directors, these by-law provisions may also make our existing management less responsive to the views of our security holders with respect to our operations and other issues such as management selection and management compensation.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which may also prevent or delay a takeover of us that may be beneficial to our security holders.

Our restated by-laws, as amended, designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our security holders, which could limit our security holders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our restated by-laws, as amended, provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our security holders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim that is governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our by-laws. This choice-of-forum provision may limit our security holders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our by-laws inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our security holders. If we issue preferred stock, it could affect your rights or reduce the value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

We do not expect to pay any cash dividends on our common stock.

We have never declared or paid any cash dividends on our common stock or other securities and have agreed in the loan and security agreement relating to our outstanding term loans not to pay any cash dividend on any class of our stock. Accordingly, we do not intend to pay any cash dividends in the foreseeable future. Because we do not anticipate paying cash dividends for the foreseeable future, our security holders will not realize a return on their investment in our common stock except to the extent of any appreciation in the value of our common stock. Our common stock may not appreciate in value, or may decline in value.

Risks Associated With This Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the stock you purchase.

If the exercise price per share of the July 2016 warrants is higher than the net tangible book value per share of our common stock when you exercise your July 2016 warrants, you will suffer immediate dilution in the net tangible book value of the common stock you acquire on exercise. See “Dilution” in this prospectus for a more detailed discussion of the dilution you may incur if you exercise your July 2016 warrants.

Our management will have broad discretion as to the use of the proceeds of this offering.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not benefit from the manner in which our management chooses to allocate and spend the net proceeds.

You may not be able to resell your warrants.

There is no established trading market for the July 2016 warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the July 2016 warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your July 2016 warrants. If your July 2016 warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the July 2016 warrants.

Investors will have no rights as a common stockholder with respect to their warrants until they exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your July 2016 warrants, you will have no rights with respect to the shares of our common stock underlying your July 2016 warrants except as set forth in the July 2016 warrants. Upon exercise of your July 2016 warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the exercise price per share paid in connection with any exercise of your July 2016 warrants. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the exercise price per share of the July 2016 warrants.

USE OF PROCEEDS

We do not know whether any of the July 2016 warrants will be exercised or, if any of the July 2016 warrants are exercised, when they will be exercised or at what price they will be exercised. It is possible that the July 2016 warrants may expire and never be exercised, or that the current exercise price of the July 2016 warrants may be reduced as a result of subsequent events that would trigger applicable anti-dilution adjustments under the July 2016 warrants. Also, as discussed in the “Description of Securities —July 2016 Warrants” section of this prospectus, there are certain circumstances under which the July 2016 warrants may be exercised on a cashless basis. In these circumstances, even if the July 2016 warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We estimate that the maximum net proceeds that we may receive from the exercise of the July 2016 warrants, assuming the exercise, in full, of the 19,397,884 July 2016 warrants with a current exercise price of $0.5055 per share and of the 9,117,187 July 16, 2016 warrants with a current exercise price of $0.70 per share, will be approximately $16.2 million, before deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from the exercise of the July 2016 warrants, if any, to augment our working capital and for general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash used by our operations, and we will retain broad discretion in the allocation of the net proceeds from the exercise of the July 2016 warrants. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Pending the final application of the net proceeds from the exercise of the July 2016 warrants, we intend to invest such net proceeds in short-term, interest bearing, investment-grade securities.

DILUTION

Our net tangible book value as of September 30, 2016 was approximately $0.24 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the issuance of shares of our common stock upon the exercise, in full, of the 19,397,884 July 2016 warrants with a current exercise price of $0.5055 per share and of the 9,117,187 July 16, 2016 warrants with a current exercise price of $0.70 per share, and before deducting estimated offering expenses payable by us, we would have had a net tangible book value as of September 30, 2016 of $39.6 million, or $0.32 per share of common stock. This represents an immediate increase in the net tangible book value of $0.08 per share to our existing stockholders and an immediate dilution in net tangible book value of between $0.19 per share and $0.38 per share to purchasers of shares of our common stock in this offering. The following table illustrates this per share dilution:

Exercise price per share		$0.70	$0.5055
Net tangible book value per share as of September 30, 2016	$0.24
Increase per share attributable to this offering	$0.08

As adjusted net tangible book per share after this offering		$0.32	$0.32

Net dilution per share to new investors		$0.38	$0.1855

The number of shares of common stock shown above to be outstanding after this offering is based on 96,943,072 shares outstanding as of September 30, 2016 and excludes:

•	13,437,822 shares of our common stock subject to options outstanding as of September 30, 2016 having a weighted-average exercise price of $3.04 per share;

•	16,429,222 shares of our common stock reserved for issuance in connection with future awards under our 2008 Stock Incentive Plan;

•	30,559,148 shares of our common stock subject to outstanding warrants (other than the July 2016 warrants) as of September 30, 2016 having a weighted-average exercise price of $0.80 per share; and

•	28,571,429 shares of our common stock subject to the July 2016 warrants having an exercise price of $0.70 per share.

To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock other than the July 2016 warrants. The exercise of outstanding options and warrants having an exercise price less than the exercise price of the July 2016 warrants will further increase dilution to investors in this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We have agreed in the loan and security agreement relating to our term loans not to pay any cash dividend on any class of our stock, and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

DESCRIPTION OF CAPITAL STOCK

As of September 30, 2016, our authorized capital stock consisted of 250,000,000 shares of common stock, $0.001 par value per share, of which 96,943,072 shares were outstanding, and 5,000,000 shares of preferred stock, $0.01 par value per share, none of which was outstanding.

The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our restated by-laws, which are filed with or incorporated by reference in the registration statement relating to this offering filed by us with the SEC. The summary below is also qualified by reference to the provisions of applicable Delaware corporation law.

Common Stock

Holders of our common stock are entitled to one vote per share on matters on which our stockholders vote, including with respect to the election of directors. Holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. See the section of this prospectus entitled “Dividend Policy” for further information. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to holders of any then-outstanding preferred stock are paid. No shares of preferred stock will be outstanding immediately after the closing of this offering. All shares of common stock that are outstanding as of the date of this prospectus are, and all shares that the selling security holder is offering for sale pursuant to this prospectus, upon their issuance and sale, will be, fully-paid and non-assessable. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions with respect to our common stock.

Preferred Stock

We are currently authorized to issue 5,000,000 shares of preferred stock, of which 25,000 shares have been designated as Series A Junior Participating Preferred Stock. We have reserved all of the shares of our Series A Junior Participating Preferred Stock for issuance upon the exercise of the rights under our Shareholder Protection Rights Agreement described below.

Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights of each series. These rights may include dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms, and the number of shares that constitute any series. The board of directors may exercise this authority without any further action by our stockholders.

Anti-Takeover Measures

Delaware Law

Section 203 of the Delaware General Corporation Law is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or by-laws, effective 12 months after adoption. Our amended and restated certificate of incorporation and our restated by-laws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Charter and By-Law Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our amended and restated certificate of incorporation and restated by-laws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

•	our restated by-laws classify the board of directors into three classes with staggered three-year terms;

•	under our restated by-laws, our board of directors may enlarge the size of the board and fill the vacancies;

•	our restated by-laws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;

•	stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice; and

•	our restated by-laws provide that special meetings of stockholders may only be called by our board of directors or by an officer so instructed by our board.

Our restated by-laws also provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to us or our stockholders;

•	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or

•	any action asserting a claim governed by the internal affairs doctrine.

Our restated by-laws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision.

Shareholder Protection Rights Agreement

Our board of directors adopted a Shareholder Protection Rights Agreement, or Rights Agreement, dated April 16, 1997, as amended, between us and American Stock Transfer & Trust Co., as Rights Agent. The Rights Agreement will expire on April 16, 2022, unless renewed or extended by our board of directors. A series of our preferred stock, designated as Series A Junior Participating Preferred Stock, par value $0.01 per share, was created in accordance with the Rights Agreement. The Rights Agreement is designed to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transactions, and to prevent an acquirer from gaining control of us without offering a fair and adequate price and terms to all of our stockholders. As such, the Rights Agreement is intended to enhance our board of directors’ ability to protect stockholder interests and help to assure that stockholders receive fair and equal treatment in the event any proposed takeover of our company is made in the future. Pursuant to the Rights Agreement, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock. The preferred stock purchase rights are attached to, and trade with, our common stock. The purchase rights are exercisable only upon the occurrence of certain triggering events described in the Rights Agreement.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

DESCRIPTION OF WARRANTS

The following summary of the material terms and provisions of the July 2016 warrants is not complete and is subject to, and qualified in its entirety by the provisions of the July 2016 warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus is part:

Term

Of the July 2016 warrants, 19,397,884 are exercisable at any time on or before July 20, 2018 and 9,117,187 are exercisable at any time on or before July 20, 2017.

Exercise Price

The current exercise price of 19,397,884 of the July 2016 warrants is $0.5055 per share and the current exercise price of 9,117,187 of the July 2016 warrants is $0.70 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, distributions of assets, reclassifications or similar events affecting our common stock.

Exercisability

The July 2016 warrants are exercisable at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the July 2016 warrants to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s July 2016 warrants to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the July 2016 warrants.

Cashless Exercise

If, at the time a holder exercises a July 2016 warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the July 2016 warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise, either in whole or in part, the net number of shares of common stock determined according to a formula set forth in the July 2016 warrants.

Transferability

Subject to applicable laws, the July 2016 warrants may be transferred at the option of the holder upon surrender of the July 2016 warrants to us together with the appropriate instruments of transfer.

Authorized Shares

During the period the July 2016 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock upon the exercise of the July 2016 warrants.

Exchange Listing

The July 2016 warrants are not listed for trading on The NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.

Fundamental Transactions

In the event of any fundamental transaction, as described in the July 2016 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a July 2016 warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of CytRx, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the July 2016 warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction that is an all-cash transaction, a “going private transaction” or a transaction with a person or entity not traded on an eligible securities market, then we or any successor entity shall pay at the holder’s option, exercisable at any time commencing on the earlier of the public disclosure of the fundamental transaction or the consummation of the fundamental transaction and continuing for 90 days after the public disclosure of the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Right as a Stockholder

Except as otherwise provided in the July 2016 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the July 2016 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their July 2016 warrants.

Waivers and Amendments

Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of the holders of warrants representing a majority of the shares of our common stock underlying the July 2016 warrants then outstanding, except that no such action may increase the exercise price of any July 2016 warrant or decrease the number of shares or class of stock obtainable upon exercise of any July 2016 warrant without the written consent of the holder of the July 2016 warrant.

PLAN OF DISTRIBUTION

This prospectus relates to shares of our common stock issuable upon the exercise of our outstanding July 2016 warrants. The July 2016 warrants were offered and sold by us pursuant to a prospectus supplement dated July 15, 2016, as amended by a prospectus supplement amendment dated December 14, 2016, and a related base prospectus dated June 8, 2016. The prospectus supplement, as amended by a prospectus supplement amendment dated December 14, 2016, and base prospectus also covered the offer and sale by us of the shares of our common stock underlying the July 2016 warrants, but those prospectuses can no longer be used for this purpose. The ongoing offer for sale by us of the shares of our common stock issuable upon exercise of the July 2016 warrants is being made pursuant to this prospectus.

All of the July 2016 warrants are outstanding, and no additional July 2016 warrants will be issued. We will deliver shares of our common stock upon exercise of an July 2016 warrant, in whole or in part. We will not issue fractional shares. Each July 2016 warrant contains instructions for exercise. In order to exercise an July 2016 warrant, the holder must deliver to us, or our transfer agent, the information required by the July 2016 warrants, along with payment of the exercise price for the shares to be purchased. We will then deliver shares of our common stock in the manner described below in the section titled “Description of Securities – July 2016 Warrants.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers such as us that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and may obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

Information about us is also available at our website at www.cytrx.com; however, information on our website is not incorporated into this prospectus and is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 10, 2016, July 29, 2016 and November 9, 2016, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2016, January 7, 2016, January 11, 2016, February 9, 2016, February 11, 2016, March 11, 2016, May 11, 2016, May 27, 2016, June 1, 2016, June 7, 2016, June 11, 2016, June 14, 2016, July 15, 2016, July 29, 2016, August 26, 2016, October 19, 2016, November 9, 2016, November 19, 2016, November 29, 2016, December 2, 2016, December 14, 2016 and December 19, 2016 respectively;

•	the description of our securities as described in our Registration Statement on Form 8-A filed under the Exchange Act on March 17, 1987 (File No. 0 15327), and any amendment or report filed for the purpose of updating any such description; and

•	the description of our Series A Junior Participating Preferred Stock Purchase Rights as described in our Registration Statement on Form 8-A filed under the Exchange Act on April 17, 1997 (File No. 000 15327), and any amendment or report filed for the purpose of updating any such descriptions.

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the registration statement of which this prospectus is a part and prior to the termination of this offering (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K).

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may obtain a copy of the foregoing documents from us without charge by writing or calling us at the following address and telephone number: 11726 San Vicente Blvd., Suite 650 Los Angeles, California 90049, Attention: Corporate Secretary; (310)  826-5648.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by TroyGould PC, Los Angeles, California. TroyGould PC and some of its attorneys own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock.

EXPERTS

The financial statements and schedule as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO, USA, LLP, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of our internal control over financial reporting as of December 31, 2015), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

28,515,071 Shares of Common Stock

Issuable Upon Exercise of July 2016 Warrants

The date of this prospectus is                             , 201

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that the expenses incurred in connection with the distribution described in this registration statement will be as set forth below. We will bear all of such expenses.

SEC registration fee		$13,467
Transfer agent fees and expenses		*
The NASDAQ Capital Market listing fees		*
FINRA corporate filing fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses, if any, not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

Our amended and restated certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by law. Specifically, Article Eleven of our amended and restated certificate of incorporation provides as follows:

A director of the corporation shall not be personally liable to the corporation or its security holders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its security holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the security holders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing paragraph by the security holders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

In addition, our amended and restated certificate of incorporation and restated by-laws provide for indemnification of our officers and directors to the fullest extent permitted by law. In particular, Article Nine of our amended and restated certificate of incorporation provides as follows:

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of security holders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Our restated by-laws permit us to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the foregoing provision of the restated by-laws.

We have entered into indemnification agreements with each of our directors and officers under which we agree, in effect, to indemnify them to the fullest extent permitted by Delaware law.

We also hold an insurance policy covering directors and officers under which the insurer agrees to pay, with some exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are is required to indemnify our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted for directors, officers and controlling persons of the Company under the above provisions, or otherwise, the Commission has advised us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.	EXHIBITS

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on December 22, 2016.

CYTRX CORPORATION

By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Kriegsman as his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ STEVEN A. KRIEGSMAN	Chairman of the Board and Chief Executive Officer	December 22, 2016
Steven A. Kriegsman	(principal executive officer)

/s/ JOHN Y. CALOZ	Chief Financial Officer and Treasurer	December 22, 2016
John Y. Caloz	(principal financial and accounting officer)

/s/ ANITA J. CHAWLA	Director	December 22, 2016
Anita J. Chawla, Ph.D.

/s/ EARL W. BRIEN	Director	December 22, 2016
Earl W. Brien, M.D.

/s/ LOUIS J. IGNARRO	Director	December 22, 2016
Louis J. Ignarro, Ph.D.

/s/ JOSEPH RUBINFELD	Director	December 22, 2016
Joseph Rubinfeld, Ph.D.

/s/ ERIC SELTER	Director	December 22, 2016
Eric Selter

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2012).

3.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 15, 2012).

3.3	Restated By-Laws, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 16, 2013).

4.1

Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx Corporation and American Stock Transfer &Trust Company as Rights Agent (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed April 17, 1997).

4.2	Amendment No. 1 to Shareholder Protection Rights Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed on April 1, 2002).

4.3	Amendment No. 2 to Shareholder Protection Rights Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed on April 2, 2007).

4.4	Amendment No. 3 to Shareholder Protection Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 7, 2016).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 14, 2016).

4.6	Form of Preferred Stock Certificate.*

4.7	Certificate of Determination regarding the rights, preferences, privileges and restrictions with respect to Preferred Stock.*

4.8	Form of Warrant for Common Stock or Preferred Stock.*

4.9	Form of Warrant Agreement for Common Stock or Preferred Stock.*

4.10	Form of Unit Agreement.*

5.1	Opinion of TroyGould PC.

5.2	Opinion of TroyGould PC.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.

23.1	Consent of TroyGould PC (included in Exhibit 5.1).

23.2	Consent of BDO USA, LLP.

24.1	Power of Attorney (included on Page II-6).

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.